Exhibit 99.1

Global Headquarters: 200 Innovation Way, Akron, Ohio 44316-0001	News Release Media Website: www.GoodyearNewsRoom.com

MEDIA CONTACT: Keith Price 330-796-1863 ANALYST CONTACT: Christina Zamarro 330-796-1042 FOR IMMEDIATE RELEASE

Goodyear Reports Fourth Quarter, Full Year Results

–	Record full-year segment operating income of $1.7 billion

–	Full-year free cash flow from operations of $1.0 billion

–	North America sets earnings records for fourth quarter, full year

–	Completed $150 million in share repurchases in fourth quarter

–	Company releases $2.2 billion U.S. tax valuation allowance, no change to cash taxes

–	Company reaffirms 2015 earnings growth target of 10%-15% above 2014 results

AKRON, Ohio, February 17, 2015 – The Goodyear Tire & Rubber Company today reported results for the fourth quarter and full year of 2014.

“We delivered record full-year segment operating income, successfully navigating a challenging global economic environment,” said Richard J. Kramer, chairman and chief executive officer.

“While industry conditions led to mixed results globally, we achieved record fourth quarter segment operating income in North America as well as in Asia Pacific. Our continued performance validates the successful execution of our strategy,” he added.

“The release of our $2.2 billion U.S. tax valuation allowance after 12 years is a major milestone for Goodyear. It marks the completion of the successful turnaround of our North America business,” Kramer said.

The release of the tax valuation allowance represents a one-time, non-cash benefit to earnings in 2014. While the company will record charges for income taxes in future periods, it does not expect to pay cash taxes in the U.S. for approximately five years.

“Led by our momentum in North America, we are on target to achieve 2015 segment operating income growth of 10 percent to 15 percent above our record setting $1.7 billion in 2014, despite severe headwinds from the increasing strength of the U.S. dollar,” Kramer said.

Goodyear’s fourth quarter 2014 sales were $4.4 billion, compared to $4.8 billion a year ago. Sales were impacted by $256 million in unfavorable foreign currency translation and $181 million in lower sales volume in Europe, Middle East and Africa.

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Tire unit volumes totaled 39.5 million for the fourth quarter of 2014. Original equipment unit volume was down 1 percent, primarily due to continued industry weakness in Latin America. Replacement tire shipments were down 4 percent, due to lower sales of winter tires in Europe resulting from one of the warmest winters on record.

The company reported segment operating income of $359 million in the fourth quarter of 2014, compared to $419 million a year ago. The decline in segment operating income was driven by reduced price/mix and lower volume, which more than offset the benefits of lower raw material costs and other cost savings actions.

Goodyear’s fourth quarter 2014 net income available to common shareholders was $2.1 billion ($7.68 per share). Excluding certain significant items, adjusted net income was $166 million (59 cents per share).

For the fourth quarter of 2013, net income available to common shareholders was $228 million (84 cents per share). Excluding certain significant items, adjusted net income was $209 million (74 cents per share). Per share amounts are diluted.

Full-Year Results

Goodyear’s 2014 sales were $18.1 billion, compared to $19.5 billion in 2013. Sales were impacted by $571 million in unfavorable foreign currency translation. Tire unit volumes totaled 162 million. Replacement tire shipments were up 1 percent. Original equipment unit volume was down 3 percent.

The company’s segment operating income of $1.7 billion was up 8 percent from last year. Compared to the prior year, the significant increase in segment operating income reflects lower raw material and conversion costs partially offset by lower price/mix and unfavorable foreign currency translation.

Goodyear’s 2014 net income available to common shareholders was $2.4 billion ($8.78 per share). Excluding certain significant items, adjusted net income was $790 million ($2.83 per share).

Net income available to common shareholders was $600 million ($2.28 per share) in 2013. Excluding certain significant items, adjusted net income was $725 million ($2.63 per share). All per share amounts are diluted.

See the note at the end of this release for further explanation and reconciliation tables for Segment Operating Income and Margin; Free Cash Flow from Operations; Adjusted Net Income; and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2014 and 2013 periods.

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Business Segment Results

North America

	Fourth Quarter		Twelve Months
(in millions)	2014	2013	2014	2013
Tire Units	16.0	16.3	61.1	61.7
Sales	$2,105	$2,131	$8,085	$8,684
Segment Operating Income	229	199	803	691
Segment Operating Margin	10.9%	9.3%	9.9%	8.0%

North America’s fourth quarter 2014 sales decreased 1 percent from last year to $2.1 billion. Sales reflect a 1 percent decrease in tire unit volume and unfavorable foreign currency translation, partially offset by improved price/mix. Replacement tire shipments were down 1 percent. Original equipment unit volume was flat.

Fourth quarter 2014 segment operating income of $229 million was a 15 percent improvement over the prior year and a record for any quarter. The improvement was driven primarily by lower raw material costs and lower pension expense.

Europe, Middle East and Africa

	Fourth Quarter		Twelve Months
(in millions)	2014	2013	2014	2013
Tire Units	12.8	14.4	60.5	60.8
Sales	$1,306	$1,631	$6,180	$6,567
Segment Operating Income	30	101	438	298
Segment Operating Margin	2.3%	6.2%	7.1%	4.5%

Europe, Middle East and Africa’s fourth quarter sales decreased 20 percent from last year to $1.3 billion. Sales reflect a 12 percent decrease in tire unit volume, unfavorable foreign currency translation and lower price/mix. Replacement tire shipments were down 15 percent, primarily due to lower winter tire sales resulting from one of the warmest winters on record. Original equipment unit volume was down 5 percent.

Fourth quarter 2014 segment operating income of $30 million was 70 percent below the prior year primarily due to reduced price/mix, lower volume and higher marketing expenses, partially offset by lower raw material costs and cost savings actions including savings from the closure of a tire plant in France.

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Latin America

	Fourth Quarter		Twelve Months
(in millions)	2014	2013	2014	2013
Tire Units	4.7	4.4	17.4	17.9
Sales	$434	$492	$1,796	$2,063
Segment Operating Income	20	52	170	283
Segment Operating Margin	4.6%	10.6%	9.5%	13.7%

Latin America’s fourth quarter sales decreased 12 percent from last year to $434 million. Sales reflect an 8 percent increase in tire unit volume more than offset by unfavorable foreign currency translation. Replacement tire shipments were up 20 percent. Original equipment unit volume was down 24 percent, primarily in Brazil.

Fourth quarter segment operating income of $20 million was down 62 percent from a year ago primarily due to higher conversion costs, unfavorable foreign currency translation and an unfavorable tax claim.

Asia Pacific

	Fourth Quarter		Twelve Months
(in millions)	2014	2013	2014	2013
Tire Units	6.0	5.6	23.0	21.9
Sales	$511	$537	$2,077	$2,226
Segment Operating Income	80	67	301	308
Segment Operating Margin	15.7%	12.5%	14.5%	13.8%

Asia Pacific’s fourth quarter sales decreased 5 percent from last year to $511 million. Sales reflect a 7 percent increase in tire unit volume, which was more than offset by reduced price/mix and unfavorable foreign currency translation. Replacement tire shipments were flat. Original equipment unit volume was up 15 percent.

Fourth quarter segment operating income of $80 million was up 19 percent from last year and a record, driven by lower raw material costs and higher volume.

Outlook

The company reaffirmed its 2015-2016 financial targets, which include:

–	Segment Operating Income growth of between 10 percent and 15 percent per year;

–	Annual positive Free Cash Flow from Operations and,

–	An Adjusted Debt to EBITDAP ratio of 2.0x to 2.1x.

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Shareholder Return Program

The company paid a quarterly dividend of 6 cents per share of common stock on December 1, 2014. Directors have declared a quarterly dividend of 6 cents per share payable March 2, 2015, to shareholders of record on February 2, 2015.

As a part of its previously announced $450 million share repurchase program, the company repurchased 5.7 million shares of its common stock for $150 million during the fourth quarter. For the full year of 2014, Goodyear repurchased 8.9 million shares of its common stock for $233 million.

E-Commerce Platform Launched

At its 2015 Dealer Conference on January 26, Goodyear’s North America business announced that, driven by consumer demand, it is launching an e-commerce platform later this year to enable consumers to buy tires online at Goodyear.com and have them installed locally at an authorized Goodyear retailer of their choice. Goodyear will be the first major tire manufacturer to offer online consumer tire purchasing.

Conference Call

Goodyear will hold an investor conference call at 9 a.m. today. Prior to the commencement of the call, the company will post the financial and other related information that will be presented on its investor relations Web site: http://investor.goodyear.com.

Participating in the conference call will be Richard J. Kramer, chairman and chief executive officer, and Laura K. Thompson, executive vice president and chief financial officer.

Investors, members of the media and other interested persons can access the conference call on the Web site or via telephone by calling either 800-895-1085 or 785-424-1055 before 8:55 a.m. and providing the Conference ID “Goodyear.” A taped replay will be available by calling 800-839-2485 or 402-220-7222. The replay will also remain available on the Web site.

Goodyear is one of the world’s largest tire companies. It employs about 67,000 people and manufactures its products in 50 facilities in 22 countries around the world. Its two Innovation Centers in Akron, Ohio and Colmar-Berg, Luxembourg strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. GT-FN

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Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; foreign currency translation and transaction risks; increases in the prices paid for raw materials and energy; a labor strike, work stoppage or other similar event; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Operations

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2014	2013	2014	2013
NET SALES	$4,356	$4,791	$18,138	$19,540
Cost of Goods Sold	3,340	3,690	13,906	15,422
Selling, Administrative and General Expense	702	736	2,720	2,758
Rationalizations	15	17	95	58
Interest Expense	113	105	428	392
Other Expense (Income)	60	(15)	302	97

Income before Income Taxes	126	258	687	813
United States and Foreign Taxes	(2,002)	2	(1,834)	138

Net Income	2,128	256	2,521	675
Less: Minority Shareholders’ Net Income (Loss)	(1)	21	69	46

Goodyear Net Income	2,129	235	2,452	629
Less: Preferred Stock Dividends	—	7	7	29

Goodyear Net Income Available to Common Shareholders	$2,129	$228	$2,445	$600

Goodyear Net Income Available to Common Shareholders—Per Share of Common Stock
Basic	$7.82	$0.92	$9.13	$2.44

Weighted Average Shares Outstanding	272	247	268	246
Diluted	$7.68	$0.84	$8.78	$2.28

Weighted Average Shares Outstanding	277	280	279	277
Cash Dividends Declared Per Common Share	$0.06	$—	$0.22	$0.05

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Balance Sheets

(In millions, except share data)	December 31,	December 31,
	2014	2013
Assets:
Current Assets:
Cash and Cash Equivalents	$2,161	$2,996
Accounts Receivable, less Allowance—$89 ($99 in 2013)	2,126	2,435
Inventories:
Raw Materials	535	592
Work in Process	149	164
Finished Products	1,987	2,060

	2,671	2,816
Deferred Income Taxes	570	143
Prepaid Expenses and Other Current Assets	196	254

Total Current Assets	7,724	8,644
Goodwill	601	668
Intangible Assets	138	138
Deferred Income Taxes	1,762	157
Other Assets	731	600
Property, Plant and Equipment less Accumulated Depreciation—$9,031 ($9,158 in 2013)	7,153	7,320

Total Assets	$18,109	$17,527

Liabilities:
Current Liabilities:
Accounts Payable—Trade	$2,878	$3,097
Compensation and Benefits	724	758
Other Current Liabilities	956	1,083
Notes Payable and Overdrafts	30	14
Long Term Debt and Capital Leases due Within One Year	148	73

Total Current Liabilities	4,736	5,025
Long Term Debt and Capital Leases	6,216	6,162
Compensation and Benefits	1,676	2,673
Deferred and Other Noncurrent Income Taxes	181	256
Other Long Term Liabilities	873	966

Total Liabilities	13,682	15,082
Commitments and Contingent Liabilities
Minority Shareholders’ Equity	582	577
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Preferred Stock, no par value:
Authorized, 50 million shares, Outstanding shares — none (10 million in 2013), liquidation preference $50 per share	—	500
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares — 269 million (248 million in 2013) after deducting 9 million treasury shares (3 million in 2013)	269	248
Capital Surplus	3,141	2,847
Retained Earnings	4,343	1,958
Accumulated Other Comprehensive Loss	(4,143)	(3,947)

Goodyear Shareholders’ Equity	3,610	1,606
Minority Shareholders’ Equity — Nonredeemable	235	262

Total Shareholders’ Equity	3,845	1,868

Total Liabilities and Shareholders’ Equity	$18,109	$17,527

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Cash Flows

(In millions)	Year Ended
	December 31,
	2014	2013
Cash Flows from Operating Activities:
Net Income	$2,521	$675
Adjustments to Reconcile Net Income to Cash Flows from Operating Activities:
Depreciation and Amortization	732	722
Amortization and Write-Off of Debt Issuance Costs	14	18
Provision for Deferred Income Taxes	(1,970)	(34)
Net Pension Curtailments and Settlements	39	—
Net Rationalization Charges	95	58
Rationalization Payments	(226)	(72)
Net Gains on Asset Sales	(3)	(8)
Pension Contributions and Direct Payments	(1,338)	(1,162)
Net Venezuela Currency Losses	200	115
Customer Prepayments and Government Grants	14	44
Insurance Proceeds	4	17
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	75	79
Inventories	(35)	366
Accounts Payable—Trade	(41)	(30)
Compensation and Benefits	223	243
Other Current Liabilities	(40)	(28)
Other Assets and Liabilities	76	(65)

Total Cash Flows from Operating Activities	340	938
Cash Flows from Investing Activities:
Capital Expenditures	(923)	(1,168)
Asset Dispositions	18	25
Decrease in Restricted Cash	5	14
Short Term Securities Acquired	(72)	(105)
Short Term Securities Redeemed	95	89
Other Transactions	26	9

Total Cash Flows from Investing Activities	(851)	(1,136)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	46	31
Short Term Debt and Overdrafts Paid	(24)	(120)
Long Term Debt Incurred	1,842	1,913
Long Term Debt Paid	(1,555)	(681)
Common Stock Issued	39	26
Common Stock Repurchased	(234)	(4)
Common Stock Dividends Paid	(60)	(12)
Preferred Stock Dividends Paid	(15)	(29)
Transactions with Minority Interests in Subsidiaries	(49)	(26)
Debt Related Costs and Other Transactions	(1)	(16)

Total Cash Flows from Financing Activities	(11)	1,082
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(313)	(169)

Net Change in Cash and Cash Equivalents	(835)	715
Cash and Cash Equivalents at Beginning of the Period	2,996	2,281

Cash and Cash Equivalents at End of the Period	$2,161	$2,996

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Non-GAAP Financial Measures (unaudited)

This earnings release presents Total Segment Operating Income, Free Cash Flow from Operations, Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS) on a historical basis and our targeted Total Segment Operating Income growth rate for 2015-2016 and our targeted ratio of Adjusted Debt to EBITDAP for 2016, which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as an alternative to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs) Segment Operating Income as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income is useful because it represents the aggregate value of income created by the company’s SBUs and excludes items not directly related to the SBUs for performance evaluation purposes.

Free Cash Flow from Operations is the company’s Cash Flows from Operating Activities as determined in accordance with U.S. GAAP before pension contributions and direct payments and rationalization payments, less capital expenditures. Management believes that Free Cash Flow from Operations is useful because it represents the cash generating capability of the company’s ongoing operations, after taking into consideration capital expenditures necessary to maintain its business and pursue growth opportunities.

Adjusted Net Income is Goodyear’s Net Income as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted EPS is the company’s Adjusted Net Income divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income and Adjusted Diluted EPS are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.

Adjusted Debt is the sum of our total debt and our global pension liability, each as determined in accordance with U.S. GAAP, and EBITDAP, as adjusted, represents Net Income (the most directly comparable U.S. GAAP financial measure) before interest expense, income tax expense, depreciation and amortization expense, net periodic pension cost, rationalization charges and other (income) and expense. We refer to the ratio of Adjusted Debt to EBITDAP because we believe it is widely used by investors as a means of evaluating a company’s leverage.

We are unable to present a quantitative reconciliation of our forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, because management cannot reliably predict all of the necessary components of those U.S. GAAP financial measures without unreasonable effort. These components could be significant to the calculation of those U.S. GAAP financial measures in the future.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies.

See the tables below for reconciliations of historical Total Segment Operating Income, Free Cash Flow from Operations, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable U.S. GAAP measures.

Total Segment Operating Income and Margin Reconciliation Table

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2014	2013	2014	2013
Segment Operating Income	$359	$419	$1,712	$1,580
Rationalizations	15	17	95	58
Interest Expense	113	105	428	392
Other (Income) Expense	60	(15)	302	97
Asset Write-offs and Accelerated Depreciation	4	8	7	23
Corporate Incentive Compensation Plans	28	29	97	108
Corporate Pension Curtailments/Settlements	—	—	33	—
Intercompany Profit Elimination	(8)	(9)	(4)	(4)
Retained Expenses of Divested Operations	5	7	16	24
Other	16	19	51	69

Income before Income Taxes	$126	$258	$687	$813
United States and Foreign Taxes	(2,002)	2	(1,834)	138
Less: Minority Shareholders Net Income (Loss)	(1)	21	69	46

Goodyear Net Income	$2,129	$235	$2,452	$629

Sales	$4,356	$4,791	$18,138	$19,540
Return on Sales	48.9%	4.9%	13.5%	3.2%
Total Segment Operating Margin	8.2%	8.7%	9.4%	8.1%

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Free Cash Flow from Operations Reconciliation Table

	Year Ended December 31,
(in millions)	2014	2013
Net Income	$2,521	$675
Depreciation and Amortization	732	722
Working Capital (1)	(1)	415
Pension Expense (2)	158	285
Provision for Deferred Income Taxes	(1,970)	(34)
Other (3)	464	109
Capital Expenditures	(923)	(1,168)

Free Cash Flow from Operations (non-GAAP)	$981	$1,004
Capital Expenditures	923	1,168
Pension Contributions and Direct Payments	(1,338)	(1,162)
Rationalization Payments	(226)	(72)

Cash Flow from Operating Activities (GAAP)	$340	$938

Amounts are calculated from the consolidated Statements of Cash Flows except for pension expense, which is as reported in the Notes to Consolidated Financial Statements.

(1) Working Capital represents total changes in accounts receivable, inventories and accounts payable – trade.

(2) Pension expense is the net periodic pension cost (before curtailments, settlements and termination benefits) as reported in the pension-related note in the Notes to Consolidated Financial Statements.

(3) Other includes amortization and write-off of debt issuance costs, net pension curtailments and settlements, net rationalization charges, net (gains) losses on asset sales, net Venezuela currency loss, customer prepayments and government grants, insurance proceeds, compensation and benefits less pension expense, other current liabilities, and other assets and liabilities.

Adjusted Net Income Reflecting Certain Significant Items (after tax and minority interest)

Fourth Quarter 2014	In Millions	Per Share (Diluted)
Goodyear Net Income	$2,129	$7.68
Significant Items:
Net Venezuela Currency Losses	45	0.16
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	12	0.04
Net Income and Other Discrete Tax Benefits	(2,013)	(7.26)
Net Gains on Asset Sales	(7)	(0.03)

	$(1,963)	$(7.09)

Adjusted Net Income (non-GAAP)	$166	$0.59

Fourth Quarter 2013	In Millions	Per Share (Diluted)
Goodyear Net Income	$235	$0.84
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	17	0.06
Net Income and Other Discrete Tax Items	(41)	(0.15)
Net Gains on Asset Sales	(2)	(0.01)

	$(26)	$(0.10)

Adjusted Net Income (non-GAAP)	$209	$0.74

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Adjusted Net Income Reflecting Certain Significant Items (after tax and minority interest)

Full-Year 2014	In Millions	Per Share (Diluted)
Goodyear Net Income	$2,452	$8.78
Significant Items:
Net Venezuela Currency Losses	175	0.63
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	71	0.25
Pension Curtailments and Settlements	36	0.13
Charges Relating to Labor Claims with Respect to a Previously Closed Facility in Greece	22	0.08
Charge Relating to Government Investigation in Africa	16	0.06
Net Income and Other Discrete Tax Benefits	(1,978)	(7.09)
Net Gains on Asset Sales	(4)	(0.01)

	$(1,662)	$(5.95)

Adjusted Net Income (non-GAAP)	$790	$2.83

Full-Year 2013	In Millions	Per Share (Diluted)
Goodyear Net Income	$629	$2.28
Significant Items:
Net Venezuela Currency Losses	92	0.33
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	58	0.21
Charges Relating to Labor Claims with Respect to a Previously Closed Facility in Greece	6	0.02
Net Income and Other Discrete Tax Benefits	(47)	(0.17)
Net Gains on Asset Sales	(7)	(0.02)
Net Insurance Recoveries from 2011 Thailand Flood	(6)	(0.02)

	$96	$0.35

Adjusted Net Income (non-GAAP)	$725	$2.63

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